For more information contact:
P. Scott Munro                              Sandra M. Salah
President and CEO                           Vice President, Corporate Relations
Western Micro Technology, Inc.              Western Micro Technology, Inc.
408-341-4767                                408-341-4712
smunro@westernmicro.com                     ssalah@westernmicro.com


                  WESTERN MICRO EXPANDS IBM MIDRANGE BUSINESS;
                         ANNOUNCES AGREEMENT TO ACQUIRE
                 STAR MANAGEMENT SERVICES DISTRIBUTION BUSINESS


Campbell, California, June 4, 1997 -- Western Micro Technology, Inc. (Nasdaq National Market - WSTM), a leading midrange systems distributor, announced today that it has signed a definitive agreement to acquire all of the stock of Star Management Services, Inc. Star Management Services, Inc. ("Star Companies") is the holding company for a family of companies which operate as a value-added distributor for high technology midrange solutions in the IBM AS/400* and RS/6000* systems market. The Star Companies are as follows: Sirius Computer Solutions ("Sirius"), a leading distributor for the IBM AS/400 and RS/6000 midrange platforms, and for Telxon wireless radio frequency technology products; Star Data Systems ("Star"), a distributor for IBM midrange parts and peripherals; and I-Net Systems ("I-Net"), a developer of Internet solutions for midrange systems resellers. Sirius also sells to end user customers as a Solution Provider for IBM. Prior to closing, this segment of the business will be spun off as a separate unaffiliated company.

The total consideration to be paid for the Company is $45M in cash combined with 510,714 shares of Western Micro common stock issued at closing. This consideration is to be paid as follows: $30M cash at closing, with two subsequent payments of $7.5M of the first and second anniversaries of the closing. In addition, the shareholders of Star Management Services will be paid $5M in cash based upon the attainment of certain performance goals. The acquisition is subject to, among other things, Western Micro obtaining necessary financing and government approval of a Hart-Scott-Rodino anti-trust filing. The transaction is expected to close in July, 1997.

"This transaction will represent the largest acquisition for the Company to date," said Scott Munro, President and CEO of Western Micro. "We expect this will be a great marriage for both companies. Star Companies' strengths are in the AS/400 and wireless technology arena, coupled with leasing and service capability, while Western Micro's focus is in the RS/6000, RS/6000 Scaleable POWERparallel* UNIX market and the midrange systems integration business. Star Companies have built a reputation by providing in-depth product expertise, outstanding support and professional services to its customer base. We believe that they are clearly one of the foremost IBM distributors in the country."


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"By melding the two organizations, we expect to create one of the most dominant midrange systems distributors in the country, and certainly one of IBM's largest distributors," Munro continued.

"We're very excited to join forces with Western Micro," commented Joe Mertens, Executive Vice President of Star Companies. "Western Micro excels in offering total solutions in the RS/6000 environment. They have a team of dedicated sales and support specialists who provide a host of products, programs and technical services to make their customers successful. Their business model represents a strong commitment to their customers, which mirrors our strategy. Merging the two companies should leverage the strengths of both companies. This is a combination in which both of our customer sets will benefit."

Fred Tufts, Director of Channel Management and Strategy, IBM North America, said the reseller channel continues to see robust growth in the midrange systems market. "Western Micro and Star Companies have an established track record of providing exceptional customer service and support; their success is demonstrated through the growth that they have experienced," said Tufts. "The merger should enhance the IBM value-added channel strategy."

Both Western Micro and Star Companies are IBM Premier Business Partners. This status is granted by IBM, and recognizes those Business Partners which achieve overall excellence in revenue performance, customer satisfaction, quality, and overall business results. Western Micro was also awarded certification in IBM's Authorized Assembler Program for RS/6000 UNIX workstations and entry level servers. This enables the Company to provide systems built in-house to meet specific customer configuration requirements and deliver quality solutions in a fast, efficient manner. Western Micro was recently granted ISO9002 certification as well.

Upon closing, Western Micro will merge its IBM distribution operation with Star Companies and form a new subsidiary for the combined IBM midrange business. Joe Mertens will be the President and CEO of this business. For the first six months, each organization will continue to manage their own customer base while leveraging the resources that may be synergistic (i.e. technical support, value added services, warehousing, leasing, and technical integration under the RS/6000 Authorized Assembler Program). Reporting to Joe Mertens will be Terry Johnson, Vice President and CFO, Carolyn Wesson, Vice President of Operations, and Vice Presidents Fred Cuen and Jim Teter who will be responsible for the Sales and Marketing efforts of the Western Micro and Star Companies customer bases, respectively.

The new subsidiary will be headquartered in San Antonio and have a new name prior to close. This new organization will bring together a workforce of over 180 employees dedicated to IBM, with more than 20 employees in technical support and services.

Western Micro distributes a full line of IBM products, including RS/6000, RS/6000 SP, AS/400 Advanced Series, PC's and ThinkPads*, Software (ADSM, Lotus Notes, DB2, Tivoli, Internet), Storage, Networking and Printers. Star Companies will add a number of leading hardware and software solutions to Western Micro's offerings. These include Motorola and Telxon networking and wireless products, as well as Internet solutions for the AS/400.

Western Micro Technology is an innovative, value-added distributor providing solutions, sales and services to VARs, System Integrators and OEMs. Western Micro excels as the distributor of choice of the sophisticated, high-level VARs who insist on working with the best products supported by top-notch technical and marketing professionals. Leading manufacturers such as

IBM, NCR, Data General, Unisys and SCO have established strong business relationships with Western Micro. In turn, Western Micro provides its customers with the dedicated sales, marketing, financial and technical capabilities necessary to support these world class product lines. For further information, visit our web site at www.westernmicro.com.

Star Management Services is the holding company for Sirius Computer Solutions, Star Data Systems, and I-Net Systems. This family of companies acts as a value-added distributor for high technology midrange solutions in the IBM AS/400 and RS/6000 systems market. By focusing on midrange servers, wireless technology, networking, data communications, and Internet products, Star provides its Solution Providers with the products and technologies they need to be successful. Star supports its Solution Providers with technical configuration assistance, financing, marketing, and Internet support. For further information, visit the Star web site at www.sirius-mir.com.

When used in this disclosure, the words "estimate", "project", "intend", "expect" and similar expressions are used to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially. For a discussion of certain of such risks, see "Factors Affecting Future Results" contained within the Company's documents filed quarterly with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. There can be no assurances that the transaction described above will be completed since it is subject to a number of contingencies. The Company undertakes no obligation to publicly release updates or revisions to these statements.

                                       ###

Western Micro Technology, Western Micro, and the Western Micro logo are registered trademarks of Western Micro Technology, Inc. IBM AS/400, RS/6000, RS/6000 Scaleable POWERparallel, and ThinkPads are trademarks or registered trademarks of International Business Machine Corporation. All other company and/or product names are respective property of their prospective holders and should be treated as such.